                         CERTIFICATE OF INCORPORATION
                                      OF
                         APPLIED MEDICAL MERGER CORP.

      FIRST.  The name of the corporation is Applied Medical Merger Corp.

      SECOND.  The  address  of the  corporation's  registered  office is 1209
Orange Street,  Wilmington,  Delaware 19801.  The name of its registered agent in the County of New Castle is The Corporation Trust Company.

      THIRD.

      (a)      The purpose of the  corporation  is to engage in any lawful act or activity for which a corporation  may be organized  under the General
      Corporation Law of Delaware (the "Delaware Code").

      (b)      In  furtherance  of the  foregoing  purposes,  the  corporation shall have and may  exercise  all of the rights,  powers and  privileges granted  by the  Delaware  Code.  In  addition,  it  may  do  everything necessary,  suitable  and  proper for the  accomplishment  of any of its corporate purposes.

      FOURTH.  The total number of shares that the corporation  shall have the authority  to issue is  50,000,000  shares of common  stock,  with each  share having a par value of $.001, and 10,000,000  shares of preferred  stock,  with each share having a par value of $.001.

            The board of  directors  of the  corporation  is hereby  expressly authorized,  by resolution  or  resolutions,  to provide,  out of the unissued shares  of  preferred  stock,  for  the  issuance  of one or  more  series  of preferred stock, with such voting powers, if any, and with such  designations, preferences  and relative,  participating,  optional or other special  rights,
and  qualifications,   limitations  or  restrictions   thereof,  as  shall  be
expressed in the resolution or resolutions  providing for the issuance thereof adopted  by the board of  directors  of the  corporation,  including,  without limiting the generality of the foregoing, the following:

            (a)   The  designation  of such  series,  the  number of shares to constitute  such series and the stated value  thereof if different  from the par value thereof;

            (b)   whether the shares of such series shall have voting  rights, in addition to any voting rights  provided by law, and, if so, the terms of such voting rights, which may be general or limited;

            (c)   the dividends,  if any, payable on such series,  whether any such  dividends  shall be cumulative,  and, if so, from what dates,  the conditions  and dates upon which such  dividends  shall be payable,  the preference or relation which such dividends  shall bear to the dividends payable  on any shares of stock of any other  class or any other  series of this class;

            (d)   whether  the  shares  of such  series  shall be  subject  to redemption by the Corporation,  and, if so, the times,  prices and other terms and conditions of such redemption;

            (e)   the amount or amounts  payable  upon  shares of such  series upon,  and the rights of the holders of such series in, the voluntary or
      involuntary  liquidation,   dissolution  or  winding  up,  or  upon  any
      distribution of the assets, of the Corporation;

            (f)   whether  the shares of such  series  shall be subject to the operation of a retirement  or sinking fund and, if so, the extent to and manner in which any such  retirement or sinking fund shall be applied to the purchase or redemption  of the shares of such series for  retirement or other  corporate  purposes and the terms and  provisions  relative to the operation thereof;

            (g)   whether  the  shares  of such  series  shall be  convertible into,  or  exchangeable  for,  shares  of  stock of any  other  class or classes  or of any  other  series of this  class or any  other  class or classes of capital  stock and, if so, the price or prices or the rate or rates of  conversion  or exchange  and the method,  if any, of adjusting the same,  and any other  terms and  conditions  of such  conversion  or exchange;

            (h)   the  limitations and  restrictions,  if any, to be effective while any shares of such  series  are  outstanding  upon the  payment of dividends  or the  making  of  other  distributions  on,  and  upon  the purchase,  redemption or other  acquisition by the  corporation  of, the common  stock or shares of stock of any other class or any other  series of this class; and

            (i)   the  conditions or  restrictions,  if any, upon the creation of  indebtedness  of the corporation or upon the issue of any additional stock,  including  additional  shares  of such  series  or of any  other series of this class or of any other class or classes.

      The powers,  preferences and relative participating,  optional and other special  rights of each series of  preferred  stock,  and the  qualifications, limitations or restrictions  thereof, if any, may differ from those of any and all other  series at any time  outstanding.  All  shares of any one  series of preferred  stock shall be identical  in all respects  with all other shares of such series,  except that shares of any one series  issued at different  times may differ as to the dates from which dividends thereon shall be cumulative.

      FIFTH.  The corporation is to have perpetual existence.

      SIXTH.  The name and address of the  incorporator  is Robert M. Bearman,
Patton Boggs LLP, 1660 Lincoln Street, Suite 1900, Denver, Colorado 80264.

      SEVENTH:  The names and  mailing  addresses  of the  persons  who are to serve as directors  until the first annual  meeting of  stockholders  or until their successors are elected and qualified are:

          Name                      Address

      Allan K. Lager                1040 South Franklin Street
                                    Denver, Colorado 80209

      Gary Brunner                  1071 South Foothill Drive
                                    Lakewood, Colorado 80228

      Kenneth Shearer               1175 Emerson Street, #208
                                    Denver, Colorado 80218

The  board  of  directors  of the  corporation  shall  consist  of one or more members.  The  number  of  directors  shall  be  fixed  by,  or in the  manner provided in, the bylaws of the corporation.

      EIGHTH.  Whenever a compromise or arrangement  is proposed  between this corporation  and its  creditors  or any  class  of them  and/or  between  this corporation and its  stockholders or any class of them, any court of equitable jurisdiction  within  the  State of  Delaware  may,  on the  application  in a summary way of this corporation or any creditor or stockholder  thereof, or on the  application of any receiver or receivers  appointed for this  corporation under  the  provisions  of  Section  291 of  Title 8 of the  Delaware  General
Corporation  Law or on the  application  of trustees in  dissolution or of any receiver or receivers  appointed for this corporation  under the provisions of
Section  279 of  Title  8 of the  Delaware  General  Corporation  Law  order a meeting of the creditors or class of creditors,  and/or of the stockholders or class of stockholders of this corporation,  as the case may be, to be summoned
in  such  manner  as  the  said  court  directs.   If  a  majority  in  number
representing  three-fourths  in value of the  creditors or class of creditors, and/or of the  stockholders or class of stockholders of this  corporation,  as the  case  may  be,  agree  to  any  compromise  or  arrangement  and  to  any reorganization  of this  corporation  as a consequence  of such  compromise or arrangement,  the said compromise or arrangement  and the said  reorganization shall,  if  sanctioned  by the  court to which the said  application  has been made,  be binding on all the  creditors or class of  creditors,  and/or on all the stockholders or class of stockholders,  of this  corporation,  as the case may be, and also on this corporation.

      NINTH.  Each  stockholder  of record  shall have one vote for each share of stock  standing  in his or her name on the  books  of the  corporation  and entitled to vote,  except that in the  election of  directors  he or she shall have the right to vote such number of shares for as many  persons as there are directors  to be  elected.  Cumulative  voting  shall  not be  allowed  in the election of directors or for any other purpose.

      TENTH. No stockholder of the  corporation  shall have any pre-emptive or similar right to acquire any additional  unissued or treasury shares of stock, or other  securities of any class, or rights,  warrants or options to purchase stock or scrip, or securities of any kind  convertible  into stock or carrying stock purchase warrants or privileges.

      ELEVENTH.  Elections of directors  need not be by written  ballot unless the bylaws of the corporation so provide.

      TWELFTH.  The  board  of  directors  of  the  corporation  is  expressly authorized to adopt, amend, or repeal the bylaws of the corporation.

      THIRTEENTH.  The following  provisions  are inserted for the  management of the  business  and for the conduct of the affairs of the  corporation,  and the same are in furtherance  of and not in limitation of the powers  conferred by law:

               No contract or other  transaction of the corporation with
      any other persons, firm or corporation,  in which this corporation is  interested,  shall be affected or invalidated by the fact that any one or more of the directors or officers of this  corporation, individually  or jointly with others,  may be a party to or may be interested  in any such  contract  or  transaction  so long as the contract  or  other  transaction  is  approved  by  the  board  of directors  in  accordance  with the Delaware  General  Corporation
      Law.  Each  person  who may  become a  director  or officer of the corporation  is hereby  relieved  from any  liability  that  might otherwise arise by reason of his contracting  with the corporation for the benefit of himself or any firm or  corporation in which he may be in any way interested.

      FOURTEENTH.  The personal  liability of each director of the corporation shall be  eliminated  and limited to the full extent  permitted by the laws of the State of  Delaware,  including  without  limitation  as  permitted  by the provisions of Section  102(b)(7) of the Delaware  General  Corporation Law and
any successor provision, as amended.

      FIFTEENTH.  The  corporation  shall  indemnify  to  the  fullest  extent permitted  by law any  person  made or  threatened  to be made a party  to any
action   or   proceeding,   whether   criminal,   civil,   administrative   or
investigative,  by reason of the fact that he, his testator or intestate is or was a director,  officer or employee of the  corporation or any predecessor of the  corporation  or serves or served  any  other  enterprise  as a  director, officer or employee at the request of the  corporation  or any  predecessor of the corporation.

      SIXTEENTH.  The corporation  reserves the right to amend,  alter, change or repeal any provision  contained in this  certificate of  incorporation,  in the manner now or hereafter  prescribed by statute,  and all rights  conferred upon stockholders herein are granted subject to this reservation.

      Dated this 16th day of November, 2000.

                                          -------------------------------
                                          Robert M. Bearman, Incorporator

STATE OF COLORADO )
    CITY AND      ) ss.
COUNTY OF DENVER  )

      Before me,  Michelle  Forney,  a Notary Public of the State of Colorado,
on the 16th day of November,  2000,  personally appeared Robert M. Bearman, to me known and known to be the person who signed the  foregoing  Certificate  Of
Incorporation,  who being duly sworn,  acknowledged that he signed, sealed and delivered the same as his  voluntary  act and deed,  for the uses and purposes therein expressed, and that the facts stated therein are true.

                                    -------------------------------------
      [SEAL]                                           Notary Public

                                    Address:    8991 West 88th Place
                                                Westminster CO  80021

                                    My commission expires:  May 15, 2003